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AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION dated as of December 8, 2006 (this "Agreement") among ELGRANDE INTERNATIONAL, INC., a Nevada corporation ("EGDI") and MCM INTEGRATED TECHNOLOGIES, LTD., a British Columbia corporation (the "Company"), and the sole stockholder of the Company, Murat Erbatur  (the "Stockholder").

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Stockholder will exchange 100 shares of common stock of the Company, constituting 100% of the issued and outstanding shares of the Company's common stock, for consideration as follows (the “Exchange”):

1.

at the Effective Time (as defined below in Section 1.02), EGDI will assume servicing the Company’s accounts payable and working capital requirements,

2.

Within 9 months of the Effective Time (or such later time as may be agreed in writing by each of the parties hereto), EGDI will assume the accounts payable loan guarantees currently provided by the Stockholder and in the amount as per the November 30, 2006 audited balance sheet of the Company.

3.

EGDI will issue the Stockholder 10,000,000 shares of EGDI’s common stock, par value $0.001 per share restricted under Rule 144 and a promissory note payable to the Stockholder in the amount of $Cdn 150,000 due 4 months following the Effective Time (or such later time as may be agreed in writing by each of the parties hereto).

As security for the indebtedness represented by the Note delivered by EGDI at the Closing under this Agreement, upon the delivery of the Note to the Stockholder, Stockholder shall deposit the stock certificate for the 100 shares of the Company and EGDI will deposit the stock certificate for 10,000,000 shares. with a Trustee to be agreed upon by the parties, to be held in Trust by the Trustee until (i) full payment of the principal amount of the Note and (ii) full payment to Stockholder of the principal amount of Seller's loan to the Company. In the event that EGDI fails to meet the dates specified in items 2 and 3 above (or such other dates as may be agreed in writing by each of the parties hereto), the shares of the Company will revert to the Stockholder, the shares of EGDI will revert to EGDI and all payments due under this Agreement will become null.

As a result of the Exchange EGDI will thus acquire 100% of the issued and outstanding securities of the Company, making EGDI the sole stockholder of the Company.

WHEREAS, for federal income tax purposes, the Exchange is intended to qualify as a reorganization under the provisions of section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, EGDI, the Company and Stockholder hereby agree as follows:

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ARTICLE I:  THE EXCHANGE.

SECTION 1.01. The Exchange. Upon the terms and subject to the conditions set forth in Article VII, at the Effective Time (as defined below in Section 1.02), as a result of the Exchange, EGDI will become the sole shareholder of the Company.

SECTION 1.02. Effective Time; Closing. As promptly as practicable and in no event later than the fifth business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Exchange to be consummated by Stockholder delivering to the Trustee, or its representatives, the certificates representing 100% of the outstanding Company Securities (as defined below in Section 2.01 (c)), duly endorsed (or with duly executed stock powers) so as to make EGDI the sole owner thereof free and clear of all claims and encumbrances except as specifically assumed by EGDI. The term "Effective Time" means the date and time of the Closing (or such later time as may be agreed in writing by each of the parties hereto) to be held at the offices of EGDI, Vancouver, British Columbia, Canada (or such other place as the parties may agree).

SECTION 1.03. Effect of the Exchange. At the Effective Time, the effect of the Exchange shall be that EGDI will become the 100% controlling shareholder of the Company.

ARTICLE II:  DELIVERY OF SECURITIES; EXCHANGE OF CERTIFICATES.

SECTION 2.01.  Delivery of Securities.  At the Effective Time, by virtue of the Exchange: 10,000,000 shares of common stock, at $0.001 par value , of EGDI (the "EGDI Common Stock") shall be issued in exchange for 100% of all outstanding shares of capital stock of the Company (the “Shares” or "Company Securities") issued and outstanding immediately prior to the Effective Time. Each share of Company Securities shall be converted, subject to Section 2.02(e), into the right to receive a ratable portion of 10,000 shares (the "Exchange Ratio") of EGDI Common Stock; provided, however, that, if between the date of this Agreement and the Effective Time the outstanding shares of EGDI Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (all such shares of EGDI Common Stock being herein referred to as the "EGDI Securities" or the "Exchange Consideration"); and each Share held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

SECTION 2.02.  Exchange of Certificates.

(a)

At the Closing, the Stockholder shall deliver to EGDI all certificates representing Company Securities (the "Certificates") delivered to it (together with any stock transfer tax stamps required by reason of the payment of the Exchange Consideration to a person other than the registered holder of the Certificate surrendered), together with such other customary documents as may reasonably be required by EGDI, in exchange for the Exchange Consideration. The certificate representing the Exchange Consideration shall be issued to the Stockholder.

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(b)

All shares of EGDI Common Stock issued upon conversion of the Company Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities.

SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company.

From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law.

ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in this Agreement and disclosed in Exhibit A, the Company and the Stockholder hereby jointly and severally represent and warrant to EGDI that:

SECTION 3.01. Organization and Qualification; Subsidiaries. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia and has all requisite corporate power to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company has no subsidiaries. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change in or effect on the business of the Company that is materially adverse to the financial condition or results of operations of the Company, except for any such changes or effects resulting from or arising in connection with (i) this Agreement or the transactions contemplated by this Agreement or the announcement hereof, (ii) any changes in economic, regulatory or political conditions or (iii) any issue or condition otherwise known to EGDI prior to the date of this Agreement.

SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore made available to EGDI a complete and correct copy of the Certificate of Incorporation and the By-Laws of the Company. Such Certificate of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

SECTION 3.03. Capitalization. Except as indicated on Exhibit A, (i) all Company Securities will be issued and outstanding and will be validly issued, fully paid and non-assessable and (ii) there are no outstanding options or warrants to purchase Company Securities no shares are reserved for future issuance pursuant to any such options or warrants. All shares of Company

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Securities subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Securities. There are no material outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Exchange and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Exchange and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Exchange and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by EGDI, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

SECTION 3.05. No Conflict; Required Filings and Consents.

(a)

Except as described on Exhibit A, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, to the best knowledge of the Company after inquiry, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b)

Except as described on Exhibit A, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Entity"), except (i) for applicable requirements, if any, of provincial securities or "blue sky" laws ("Blue Sky Laws"), provincial takeover laws, the filing and recordation of appropriate Exchange documents as required under the laws of its jurisdiction of organization and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make

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such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

SECTION 3.06. Absence of Certain Changes or Events. Since the date of its organization, except as contemplated by or as disclosed in this Agreement, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any material change by the Company in its accounting methods, principles or practices, (b) any declaration, setting aside or payment of any dividend or distribution in respect of the Common Stock or any redemption, purchase or other acquisition of any of the Company's securities or (c) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company, except in the ordinary course of business.

SECTION 3.07. Absence of Litigation. Except as set forth on Exhibit A, as of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any court, arbitrator or governmental entity, domestic or foreign, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or (ii) seeks to delay or prevent the consummation of any other material transaction contemplated by this Agreement.

As of the date of this Agreement, neither the Company nor any property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any governmental entity, or any order, writ, judgment, injunction, decree, determination or award of any governmental entity or arbitrator having, individually or in the aggregate, a material adverse effect on the Company.

SECTION 3.08. Contracts.

(a)

The Company has furnished to EGDI the following written contracts and agreements of the Company (such contracts and agreements being "Material Contracts"):  (i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company that in each case involves annual payment in excess of US$5,000;  (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion and market research agreements involving annual payments in excess of US$5,000, to which the Company is a party or any other material contract that compensates any person other than employees based on any sales by the Company;  (iii) all leases and subleases of real property;  (iv) all contracts and agreements relating to indebtedness for borrowed money other than trade indebtedness of the Company;  (v) all contracts and agreements involving annual payments in excess of $1,000 with any Governmental Entity to which

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the Company is a party; and  (vi) any other material agreement of the Company which is terminable upon or prohibits a change of ownership or control of the Company.

(b)

Each Material Contract: (i) is valid and binding on the Company and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. The Company is not in material breach of, or material default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or material default thereunder.

SECTION 3.9. Taxes. Except as for such matters that could not reasonably be expected to have a Company Material Adverse Effect,

(a)

the Company has timely filed or will timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company,

(b)

all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid,

(c)

as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company, and

(d)

the Company has provided adequate reserves in its financial statements for any Taxes that have not been paid in accordance with generally accepted accounting principles, whether or not shown as being due on any returns.

As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

SECTION 3.10. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

SECTION 3.11. Financial Statements. The financial statements of the Company from October 2002 through September 2005 and the audited financial statements for October 2005 through September, 2006 (to be attached hereto as Exhibit C when the audited statements are available), have been prepared in accordance with Canadian generally accepted accounting principles consistently applied. Since the date of the last of the Financial Statements there have been no expenditures or purchases except in the ordinary course of business; and there have been no claims made against the Company, its principals or its assets.

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SECTION 3.12. Business. The Company is a reseller of computer hardware, software, custom IT solutions and designs, supplies, installs home automation solutions (the “Business”) and has title free and clear of all liens, charges and liabilities to all assets used in the Business and has no liabilities other than those stated in the Financial Statements and those incurred in the ordinary course of business since the date of the last of the Financial Statements.

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF EGDI

Except as set forth in this Agreement and disclosed in Exhibit B, EGDI hereby represents and warrants to the Company that:

SECTION 4.01. Organization and Qualification; Subsidiaries. EGDI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, authority and governmental approvals have not had, and could not reasonably be expected to have, individually or in the aggregate, a EGDI Material Adverse Effect (as defined below).  EGDI is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a EGDI Material Adverse Effect. The term "EGDI Material Adverse Effect" means any change in or effect on the business of EGDI that is materially adverse to the financial condition or results of operations of EGDI, except for any such changes or effects resulting from or in connection with (i) this Agreement or the transactions contemplated by this Agreement or the announcement hereof, (ii) any changes in economic, regulatory or political conditions or (iii) any issue or condition otherwise known to the Company prior to the date of this Agreement.

SECTION 4.02. Certificate of Incorporation and By-Laws. EGDI has heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation and the By-Laws of EGDI.

Such Certificate of Incorporation and By-Laws are in full force and effect.

EGDI is not violation of any of the provisions of its Certificate of Incorporation or By-Laws.

SECTION 4.03. Capitalization. The authorized capital stock of EGDI consists of (a) 500,000,000 shares of EGDI Common Stock, at par value $0.001, and (b) no shares of preferred stock. All shares of EGDI Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

The shares of EGDI Common Stock to be issued pursuant to the Exchange in accordance with Section 2.01 (i) will be duly authorized, validly issued, fully paid and non-assessable and not

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subject to preemptive rights created by statute, the EGDI' Certificate of Incorporation or By-Laws or any agreement to which the EGDI is a party or is bound and (ii) will, when issued, be exempt from registration under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and exempt from registration under applicable Blue Sky Laws provided that the representations of the Stockholder as set out in this Agreement are accurate. The shares of EGDI Common Stock to be issued pursuant to the Exchange in accordance with Section 2.01 will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such EGDI Securities):  "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The Securities may not be sold, transferred or assigned in the absence of an effective registration statement for the Securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act."

SECTION 4.04. Authority Relative to This Agreement. EGDI has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Exchange and the other transactions contemplated by this Agreement, subject to the rules promulgated under the Exchange Act. The execution and delivery of this Agreement by EGDI and the consummation by EGDI of the Exchange and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of EGDI are necessary to authorize this Agreement or to consummate the Exchange and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by EGDI and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of EGDI, enforceable against EGDI in accordance with its terms.

SECTION 4.05. No Conflict; Required Filings and Consents.

(a)

The execution and delivery of this Agreement by EGDI does not, and the performance of this Agreement by EGDI will not,

(i)

conflict with or violate the Certificate of Incorporation or By-laws of EGDI,

(ii)

assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to EGDI or by which any property or asset of EGDI is bound or affected, or

(iii)

result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of EGDI pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a EGDI Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

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(b)

The execution and delivery of this Agreement by EGDI does not, and the performance of this Agreement by EGDI will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the Securities Act, the OTC, state takeover laws, the filing and recordation of appropriate Exchange documents as required under the laws of its jurisdiction of organization and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a EGDI Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

SECTION 4.06. Absence of Certain Changes or Events. Except as contemplated by or as disclosed in this Agreement, EGDI has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been

(a)

any EGDI Material Adverse Effect,

(b)

any material change by EGDI in its accounting methods, principles or practices,

(c)

any declaration, setting aside or payment of any dividend or distribution in respect of the Shares or any redemption, purchase or other acquisition of any of EGDI' securities or

(d)

any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of EGDI, except in the ordinary course of business consistent with past practice.

SECTION 4.07. Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of EGDI, threatened against EGDI, or any property or asset of EGDI, before any court, arbitrator or Governmental Entity, domestic or foreign, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a EGDI Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Exchange or any other material transaction contemplated by this Agreement.

As of the date of this Agreement, neither EGDI nor any property or asset of EGDI is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of EGDI, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having, individually or in the aggregate, a EGDI Material Adverse Effect.

SECTION 4.08. Contracts.

(a)

EGDI has furnished the Company each of the following written contracts and agreements of EGDI (such contracts and agreements being "Material Contracts"):  (i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to EGDI;  (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion and

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market research agreements, to which EGDI is a party or any other material contract that compensates any person other than employees based on any sales by EGDI;  (iii) all leases and subleases of real property;  (iv) all contracts and agreements relating to indebtedness for borrowed money other than trade indebtedness of EGDI;  (v) all contracts and agreements involving annual payments in excess of $10,000 with any Governmental Entity to which EGDI is a party; and  (iv) any other material agreement of EGDI which is terminable upon or prohibits a change of ownership or control of EGDI.

(b)

Each Material Contract: (i) is valid and binding on EGDI and, to the knowledge of EGDI, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. EGDI is not in material breach of, or material default under, any Material Contract and, to the knowledge of EGDI, no other party to any Material Contract is in material breach thereof or material default thereunder.

SECTION 4.09. Taxes. Except for such matters that would not have a EGDI Material Adverse Effect, (a) EGDI has timely filed or will timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of EGDI, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid, (c) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against EGDI and (d) EGDI has provided adequate reserves in its financial statements for any Taxes that have not been paid in accordance with generally accepted accounting principles, whether or not shown as being due on any returns.

SECTION 4.10. Accounting and Tax Matters. To the knowledge of EGDI Resources, neither EGDI nor any of its affiliates has taken or agreed to take any action that would prevent the Exchange from constituting a transaction qualifying under Section 368(a) of the Code. EGDI is not aware of any agreement, plan or other circumstance that would prevent the Exchange from qualifying under Section 368(a) of the Code.

SECTION 4.11. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of EGDI.

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ARTICLE V:  CONDUCT OF BUSINESSES PENDING THE EXCHANGE

SECTION 5.01. Conduct of Business by the Company Pending the Exchange.  The Company agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, unless EGDI shall otherwise consent in writing:

(a)

the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

(b)

the Company shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations.

By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of EGDI:

(a)

amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

(b)

issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any material assets of the Company;

(c)

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d)

reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e)

(i) acquire (including, without limitation, by Exchange, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice;  (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice;  (iii) enter into any contract or agreement material to the business, results of operations or financial condition of the Company; or  (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(e);

(f)

increase the compensation payable or to become payable to its employees, or enter into any employment or severance agreement with, any director or employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement,

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deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or employee; or

(g)

take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures.

SECTION 5.02. Conduct of Business by EGDI. EGDI agrees that, except as contemplated by this Agreement, EGDI shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company:

(a)

amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

(b)

issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of EGDI, or (ii) any material assets of EGDI;

(c)

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d)

reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e)

(i) acquire (including, without limitation, by Exchange, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice;  (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice;  (iii) enter into any contract or agreement material to the business, results of operations or financial condition of EGDI; or  (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(e);

(f)

increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of EGDI, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; or

(g)

take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures.

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(h)

ARTICLE VI:  ADDITIONAL AGREEMENTS

SECTION 6.01. Filing of Form 8-K. Not later than four business days after the execution of this Agreement, EGDI will procure the prompt preparation and file with the Securities and Exchange Commission appropriate notice describing this Agreement on Form 8-K, and otherwise comply with the provisions of the Exchange Act.

SECTION 6.02. Filing of Amended Form 8-K. Not later than seventy-five days after the Effective Time (provided the Form 8-K referred to in Section 6.01 is filed on or before December 14, 2006, and if after that date, then not later than four business days after the Effective Date), EGDI will procure the prompt preparation and file with the Securities and Exchange Commission appropriate report describing this transaction on Form 8-K and including required financial statements, and otherwise comply with the provisions of the Exchange Act.

SECTION 6.03. Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which EGDI or the Company is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, EGDI and the Company shall: (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party as the other party or its Representatives may reasonably request.

SECTION 6.04. Obligations of EGDI.   EGDI shall take all action necessary to cause the EGDI to perform its obligations under this Agreement and to consummate the Exchange on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.05. Obligations of the Company. The Company shall take all action necessary to cause the Company to perform its obligations under this Agreement and to consummate the Exchange on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.06. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Exchange and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by EGDI or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Exchange and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Exchange and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws and (B) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such

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documents to the non-filing party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

SECTION 6.07. Plan of Exchange. This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Exchange to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Exchange from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither EGDI nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Exchange to fail to qualify as a reorganization under section 368(a) of the Code.

SECTION 6.08. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of EGDI and the Company.

SECTION 6.09. Restricted Stock. The Stockholder acknowledges that all EGDI shares issued in consideration of the acquisition of the Company will be restricted stock bearing a restrictive legend and there is no obligation on EGDI to register the shares for resale by the Stockholder. Stockholder acknowledges it will obtain legal advice prior to sale of any EGDI shares.

ARTICLE VII:  CONDITIONS TO THE EXCHANGE

SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, EGDI and Stockholder to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following conditions:

(a)

this Agreement and the issuance of the Exchange Consideration pursuant to the terms of the Exchange, as the case may be, contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the board of directors of EGDI in accordance with the laws of the State of Nevada;

(b)

no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States or Canada shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Exchange illegal or otherwise prohibiting consummation of the Exchange; and

(c)

all consents, approvals and authorizations legally required to be obtained to consummate the Exchange shall have been obtained from and made with all Governmental Entities.

SECTION 7.02. Conditions to the Obligations of EGDI . The obligations of EGDI to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)

to the best of the Company's knowledge and belief, each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except where failure to be so true and correct would not have a Company Material Adverse Effect, and except

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that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where failure to be so true and correct would not have a Company Material Adverse Effect, and EGDI shall have received a certificate of the Chief Executive Officer of the Company to such effect;

(b)

the Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to so comply would not have a Company Material Adverse Effect;

(c)

the Stockholder will have provided evidence satisfactory to EGDI that it is an “Accredited Investor” as determined under the Securities Act of 1933 or that the Exchange is an exempt transaction under the Securities Act; and

(d)

EGDI will have received a valuation of the Company from a business valuator in form and substance and indicating a value of the Company satisfactory to EGDI.

SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)

each of the representations and warranties of EGDI contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except where the failure to be so true and correct would not have a EGDI Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a EGDI Material Adverse Effect, and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of EGDI to such effect;

(b)

EGDI shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to comply would not have a EGDI Material Adverse Effect;

ARTICLE VIII:  TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination. This Agreement may be terminated and the Exchange and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

(a)

by mutual written consent duly authorized by the Boards of Directors of each of EGDI and the Company;

(b)

by either EGDI or the Company if the Effective Time shall not have occurred on or before December 14, 2006; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(c)

there shall be any Order which is final and non-appealable preventing the consummation of the Exchange;

(d)

by EGDI upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) and Section 7.02(b) would not be satisfied

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("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, EGDI may not terminate this Agreement under this Section 8.01(d).

(e)

by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of EGDI set forth in this Agreement, or if any representation or warranty of EGDI shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) and Section 7.03(b) would not be satisfied ("Terminating EGDI Breach"); provided, however, that, if such Terminating Company Breach is curable by EGDI through the exercise of its best efforts and for so long as EGDI continues to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(e).

SECTION 8.02. Effect of Termination. Except as provided in Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of EGDI or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (b) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 8.05. Expenses. All Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Exchange or any other transaction is consummated. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the Exchange and the other transactions contemplated by this Agreement.

ARTICLE IX:  GENERAL PROVISIONS

SECTION 9.01. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall survive until the date that is One Hundred Eighty (180) days after the Effective Time, and the agreements set forth in Articles I and II and Sections 6.01 and 6.02 and

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this Article IX shall survive the Effective Time.  The agreements set forth in Sections 8.02 and 8.05 and this Article IX shall survive termination.

SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to EGDI:

Elgrande International, Inc.

1450 Kootenay St.

Vancouver, British Columbia

Canada V5K 4R1

Attn: Michael F. Holloran

Facsimile: (604) 689 0808

if to the Company:

MCM Integrated Technologies, Ltd.

#221 – 2323 Quebec St.

Vancouver, British Columbia

Canada V5T 3A3

Attn: Murat Erbatur

Facsimile: (604) 876 7432

with a copy to (which shall not constitute notice to such party):

Jackson & Campbell, P.C.

Attn:  Michael Paige, Counsel

1120 20th Street, N.W.

South Tower

Washington, D.C. 20036

Facsimile: (202) 457-1678

SECTION 9.03.  Certain Definitions.  For purposes of this Agreement, the term

(a)

"affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

(b)

"control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

(c)

"knowledge" means, with respect to any matter in question, that the executive officers of the Company or EGDI, as the case may be, have actual knowledge of such matter;

(d)

"person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section

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13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

(e)

"subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

SECTION 9.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 9.06. Incorporation of Documents and Exhibits. All documents furnished by the Company pursuant to Section 3.10 and all documents furnished by EGDI pursuant to Section 4.11 and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 9.08. Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada and the province of British Columbia.

SECTION 9.09.  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.11. Entire Agreement. This Agreement (including the Exhibits) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all

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prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

IN WITNESS WHEREOF, EGDI, the Stockholder and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ATTEST: ELGRANDE INTERNATIONAL, INC.

_/S/__Michael F. Holloran___________________________________

Michael F. Holloran, President

ATTEST:  MCM INTEGRATED TECHNOLOGIES, LTD.

_/S/__Murat Erbatur___________________________________

Murat Erbatur, President

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EXHIBIT A

None.

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EXHIBIT B

None.

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EXHIBIT C

Financial Statements

For the years ending September 30, 2002 through 2006

To be appended when audited statements are available